CONTACT:  Jim Allen, Mike Murray
                                      Tandycrafts, Inc. (817) 551-9600
FOR IMMEDIATE RELEASE                 or
                                      Jeff Lambert, Brian Edwards
                                        (LamEdPR@aol.com)
                                      Lambert, Edwards & Associates, Inc.
                                        (616) 233-0500


                      TANDYCRAFTS ANNOUNCES SALE OF NOCONA
                      BELT COMPANY TO M&F WESTERN PRODUCTS

     FORT WORTH, Texas, March 1, 1999 - Consumer products maker and marketer Tandycrafts, Inc. (NYSE: TAC) today announced the sale of its Nocona, Texas-based division Nocona Belt Company to closely held M&F Western Products, Inc. Terms of the deal were not disclosed.

     Fort Worth, Texas-based Tandycrafts said the sale of Nocona, which manufactures western-style belts, wallets and other leather accessories, follows the Company's decision in January 1999 to exit the leather and crafts manufacturing business and close its 121 retail stores. As previously announced, Tandycrafts is retaining its mail order leather and crafts business, and is completing the redevelopment of its Internet site to add online sales. Nocona Belt Company was previously consolidated under Tandycrafts leather and crafts division.

     "Our decision to exit the leather and crafts manufacturing business included seeking a strategic buyer for Nocona Belt Company to ensure we maximized the value from the sale of this operation," said Michael J. Walsh, Tandycrafts president and chief executive officer. "The business did not fit Tandycrafts' long-term direction, and we are pleased to find a strategic partner that is committed to carrying on the efforts of Nocona."


     Walsh added that Tandycrafts' realignment of its leather and crafts business, including store closings, inventory liquidation and ramping up its direct-to-consumer distribution channels, continues on schedule for completion by the end of June 1999.

     "M&F 's acquisition of the Nocona, Texas-based facility and operations will expand our manufacturing resources and product offerings for the western leather goods market," said Mickey Eddins, president of M&F Western Products. "Nocona Belt Company is a great strategic fit for M&F Western Products, and we look forward to quickly assimilating their products and people into the M&F family. This acquisition allows us to increase market share and, ultimately, provide better service to our growing customer base."

     Sulpher Springs, Texas-based M&F Western Products is a leading manufacturer and marketer of western style accessories, including belts, hat bands, hats, caps, and boot and hat supplies for western wear retailers, men's stores and gift shops nationwide.


     Tandycrafts, Inc. is a manufacturer, distributor and retailer of consumer products, including frames and wall decor, office supplies, leather and crafts, and novelties and promotional products. The Company's products are marketed and sold nationwide through wholesale distribution channels, including mass merchandisers and specialty retailers, and direct-to-consumer channels through the Company's retail stores, mail order and the Internet. Tandycrafts is headquartered in Fort Worth, Texas.

     This press release includes statements that may constitute "forward-looking'' statements, usually containing the words ''believe'', ''estimate'', ''project'', ''expect'' or similar expressions. These statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements inherently involve risks and uncertainties that could cause actual results to differ materially from the forward-looking statements. Factors that would cause or contribute to such differences include, but are not limited to, continued acceptance of the Company's products in the marketplace, competitive factors, dependence upon third-party vendors, and other risks detailed in the Company's periodic report filings with the Securities and Exchange Commission. By making these forward-looking statements, the Company undertakes no obligation to update these statements for revisions or changes after the date of this release.

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